Exhibit 10.1

METRO ONE TELECOMMUNICATIONS, INC.

SECURITIES PURCHASE AGREEMENT

June 5, 2007

METRO ONE TELECOMMUNICATIONS, INC.

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (the “Agreement”) is made as of June 5, 2007 by and among Metro One Telecommunications, Inc. (the “Company”) and the purchasers listed on Exhibit A attached to this Agreement (each a “Purchaser” and together the “Purchasers”).

RECITALS

A.           The Company has authorized the sale and issuance of shares of the Company’s Series A Convertible Preferred Stock (the “Preferred Stock”), warrants for the purchase of shares of Preferred Stock, in substantially the form attached to this Agreement as Exhibit B (each a “Warrant”, and collectively, the “Warrants”) and senior secured convertible revolver bridge notes in substantially the form attached to this Agreement as Exhibit C (each, a “Note”, and collectively, the “Notes”, and together with the Preferred Stock and Warrants, the “Securities”);

B.           The Purchasers desire to purchase, and the Company desires to issue and sell, the Securities on the terms and conditions set forth herein.

C.          In connection with the issuance and sale of the Securities, the Company and the Purchasers also intend to enter into (i) a Registration Rights Agreement of even date herewith (the “Registration Rights Agreement”) and (ii) a Security Agreement of even date herewith (the “Security Agreement,” and together with this Agreement, the Warrants, the Notes, and the Registration Rights Agreement, the “Transaction Documents”). In addition, the Purchasers intend to enter into an Intercreditor Agreement (the “Intercreditor Agreement”).

AGREEMENT

In consideration of the mutual promises contained herein and other good and valuable consideration, receipt of which is hereby acknowledged, the parties to this Agreement agree as follows:

1.	Purchase and Sale of Securities.

(a)          Initial Closing. The purchase and sale of an aggregate of two hundred twenty (220) shares of Preferred Stock, Warrants for the purchase of seventy-seven (77) shares of Preferred Stock (the “Initial Warrants”), and up to seven million eight hundred thousand dollars ($7,800,000) principal amount of Notes shall take place at the offices of Heller Ehrman LLP, 701 Fifth Avenue, Seattle, Washington, at 10:00 a.m., on June 5, 2007, or at such other time and place and such other manner as the Company and the Purchasers mutually agree upon, orally or in writing, including by electronic means (which time and place are designated as the “Initial Closing”). Subject to the terms and conditions of this Agreement, each Purchaser agrees, severally and not jointly, to purchase at the Initial Closing and the Company agrees to sell and issue to each Purchaser (i) the number of shares of Preferred Stock set forth opposite such Purchaser’s name on Exhibit A as the Initial Closing Preferred Stock, with each share of

Preferred Stock having a purchase price per share of ten thousand dollars ($10,000), (ii) the Initial Warrant to purchase the number of shares of Preferred Stock set forth opposite such Purchaser’s name on Exhibit A as the Initial Warrant Amount and (iii) a Note in the principal amount set forth opposite such Purchaser’s name on Exhibit A. Subject to the terms and conditions of this Agreement, at the Initial Closing, the Company will deliver to each Purchaser the shares of Preferred Stock, the Initial Warrant and the Note to be purchased by such Purchaser against payment of the “Initial Closing Investment Amount” set forth on Exhibit A therefor by wire transfer to a bank account designated by the Company.

(b)          Note Takedown Closings. From time to time prior to (A) the conversion of the Notes to Preferred Stock or (B) maturity of the Notes, the Company may request additional amounts (each, an “Additional Amount”) to be drawn under the Notes. The Company may only draw an Additional Amount when its non-restricted cash balance as reflected on its balance sheet is less than three million dollars ($3,000,000) and in each such case only up to the amount necessary to raise the Company’s non-restricted cash balance as reflected on its balance sheet to three million five-hundred thousand dollars ($3,500,000); provided; however; that the Additional Amounts, in the aggregate, shall not exceed seven million eight hundred thousand dollars ($7,800,000) (the “Total Note Amount”). If the Company desires and is eligible to draw an Additional Amount, the Company shall deliver to each Purchaser a written request (“Additional Request”) for such Purchaser’s Pro Rata Percentage (as set forth in Exhibit A) of the Additional Amount. The payment by Purchaser by wire transfer to a bank designated by the Company of such Purchaser’s Pro Rata Percentage of the Additional Amount (each, a “Note Takedown Closing”) shall occur on a date as soon as reasonably possible, but no later than three (3) business days after the date specified in the Additional Request (each such date, a “Note Takedown Closing Date”). At each Note Takedown Closing, the Company will amend Exhibit A hereto to reflect the credit extended by each of the Purchasers to the Company in the Note Takedown Closing and such Purchasers’ aggregate credit extended under the Note as of such date.

(c)          Second Closing. Within one (1) business day following approval by the Company’s shareholders of the issuance of Preferred Stock upon the conversion of the Notes, the Company shall deliver to each Purchaser a written request for such Purchaser’s remaining amount available under the Note as set forth on Exhibit A (the “Remaining Amount Available”). Subject to the terms and conditions of this Agreement, each Purchaser agrees, severally and not jointly, to make payment by wire transfer to a bank designated by the Company of such Purchaser’s Remaining Amount Available (the “Second Closing”), which shall occur on a date as soon as reasonably possible but no later than two (2) business days after the date specified in the written request (the “Second Closing Date”). Subject to the terms and conditions of this Agreement and the Notes, at the Second Closing, the Company will deliver to each Purchaser (A) (i) the shares of Preferred Stock set forth opposite such Purchaser’s name on Exhibit A as the Second Closing Preferred Stock, (ii) additional shares of Preferred Stock representing payment of interest on the Note and (iii) a Warrant to purchase the number of shares of Preferred Stock set forth opposite such Purchaser’s name on Exhibit A as the Note Conversion Warrants, and (B) a payment by wire transfer, in lieu of any fractional shares of Preferred Stock, in respect of interest accrued and payable under the Note.

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2.            Senior Security Interest. The indebtedness represented by the Notes shall be secured by assets of the Company in accordance with the provisions of the Security Agreement among the Company and the Purchasers in the form attached to this Agreement as Exhibit E, which shall, among other things, provide for certain affirmative and negative covenants of the Company and a first priority, perfected security interest in such assets of the Company.

3.            Representations and Warranties of the Company. The Company hereby represents, warrants and covenants to each Purchaser that:

(a)          Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Oregon, has qualified to do business in all jurisdictions in which the absence of such qualification would have a material adverse effect on the assets, condition (financial or otherwise), affairs, earnings, business or operations of the Company (a “Material Adverse Effect”) and has all necessary power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby and to conduct its business. Except for the shareholder approval contemplated by Section 5(a), the execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company, and (assuming due authorization, execution and delivery by the Purchaser) this Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of a specific performance, injunctive relief, or other equitable remedies.

(b)          No Conflict. The execution, delivery and performance of this Agreement, the Security Agreement and the Registration Rights Agreement by the Company and the issuance of the Securities contemplated hereby do not and will not: (i) violate, conflict with or result in the breach of any provision of the articles of incorporation or by-laws (or similar organizational documents) of the Company as in effect on the date hereof; (ii) materially conflict with or violate any law or governmental order as in effect on the date hereof applicable to the Company, or any of its assets, properties or businesses; or (iii) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration of performance required by, suspension, revocation or cancellation of any rights pursuant to, any material note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement as in effect on the date hereof to which the Company is a party or by which any of Company’s assets or properties is bound or affected, which individually or in the aggregate would have a Material Adverse Effect.

(c)          Issuance and Delivery of the Securities. The Securities have been duly authorized by the Company and, when issued, sold and delivered in accordance with this Agreement, the Securities will be (i) validly issued (in the case of the Preferred Stock and the

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Warrants), fully paid and nonassessable (in the case of the Preferred Stock), (ii) free from all taxes, liens and charges with respect to the issue thereof, and shall not be subject to preemptive rights or other similar rights of shareholders of the Company or any liens or encumbrances and (iii) entitled to the rights set forth in the Amended and Restated Articles of Incorporation, as amended through the date hereof (the “Articles”)(in the case of the Preferred Stock). The shares of the Company’s common stock (“Common Stock”) issuable upon conversion of the Preferred Stock and the shares of Preferred Stock issuable upon exercise of the Warrants and conversion of the Notes have been duly authorized and reserved by the Company and, when issued upon conversion or exercise in accordance with the Articles, the Notes and Warrants, as applicable, will be validly issued, fully paid and nonassessable.

(d)          Authorized Capital Stock. As of the date hereof and immediately prior to the issuance of the Preferred Stock and Warrants hereunder, the authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, of which as of the date hereof, 6,233,326 shares are issued and outstanding, and 10,000,000 shares of Preferred Stock, of which as of the date hereof no shares are issued or outstanding. All of the outstanding shares have been validly issued and are fully paid and nonassessable. No shares of Common Stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company. Except as set forth in the SEC Reports (defined below), or as disclosed on Schedule 3(h), as of the date hereof, (i) there are no outstanding options (except for options granted under the Company’s existing equity incentive plans), warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company and (ii) there are no agreements or arrangements under which the Company is obligated to register the sale of any of its securities under the Securities Act of 1933, as amended (the “Securities Act”). There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of any of the Securities as described in this Agreement. The Company has furnished to the Purchasers true and correct copies of the Articles, and the Company's By-laws.

(e)          Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for the notification pursuant to an Application for Listing of Additional Shares to The Nasdaq Stock Market and filings pursuant to applicable state securities laws and Regulation D of the Securities Act.

(f)           Private Placement. Subject to the truth and accuracy of the Purchasers’ representations set forth in this Agreement, the offer, sale and issuance of the Securities as contemplated by this Agreement is exempt from the registration requirements of the Securities Act, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

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(g)	SEC Reports; Financial Statements.

(i)           The Company has filed all forms, reports and documents required to be filed by it with the United States Securities and Exchange Commission (the “Commission”), and has heretofore made available to the Purchaser (or in the case of forms, reports and documents filed after the date hereof and prior to the Second Closing, will make available to the Purchaser) in the form filed with the Commission (excluding any exhibits thereto) (i) its Annual Report on Form 10-K for the fiscal year ended December 31, 2005, (ii) its Annual Report on Form 10-K for the fiscal year ended December 31, 2006, (iii) its Quarterly Report on Form 10-Q for the quarter ending March 31, 2007, (iv) its Quarterly Reports on Form 10-Q filed after the date hereof and prior to the Second Closing, and (v) its Current Reports on Form 8-K filed with the Commission on or after December 31, 2006 and prior to the Second Closing (collectively, the “SEC Reports”).

(ii)          The SEC Reports were prepared in all material respects in accordance with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations thereunder and did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(iii)        The financial statements (including, in each case, any notes thereto) contained in the SEC Reports were prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto), and each fairly presented the financial position, results of operations and cash flows of the Company as at the respective dates thereof and for the respective periods indicated therein.

(h)          Absence of Certain Changes. Since March 31, 2007, except as disclosed on Schedule 3(h) or (A) with respect to the Initial Closing, in the SEC Reports filed prior to the date of the Initial Closing, (B) with respect to each Note Takedown Closing, in the SEC Reports filed prior to each Note Takedown Closing Date, and (C) with respect to the Second Closing, in the SEC Reports filed prior to the Second Closing Date, there has not been:

(i)           any change in the assets, liabilities, condition (financial or otherwise), affairs, earnings, business or operations of the Company from that reflected in (A) the financial statements referred to in Section 3(g)(iii) above and (B) the balance sheet, dated April 30, 2007 and income statement and statement of cash flows for the month ended April 30, 2007 provided to Purchasers, except for changes in the ordinary course of business which, either individually or in the aggregate, have not had, or may be reasonably expected to result in, a Material Adverse Effect;

(ii)          any incurrence of liabilities or obligations by the Company, contingent or otherwise, whether due or to become due, whether by way of guaranty, endorsement, indemnity, warranty, or otherwise, except liabilities and obligations incurred in the ordinary course of business, none of which has had, or is reasonably likely to result in, a Material Adverse Effect;

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(iii)        any hiring by the Company of any new officer or any material increase in compensation of any of its existing officers, or the rate of pay of its employees as a group (except as part of regular compensation increases in the ordinary course of business), or any material change of such officers’ or employees’ employment agreements or of any benefit plan relating to the Company’s employees;

(iv)         any resignation or termination of employment of any officer of the Company and the Company has not received any written notice of the impending resignation or termination of employment of any such officer;

(v)          any change in the accounting methods or practices followed by the Company;

(vi)         any issuance of any stock, bonds, or other securities of the Company or options, warrants, or rights or agreements or commitments to purchase or issue such securities or grant such options, warrants or rights, except for those issuances contemplated or permitted by the Transaction Documents;

(vii)       any changes to the Articles or the Company’s By-laws, except for those changes contemplated by the Transaction Documents;

(viii)      any waiver or compromise by the Company of a material valuable right or of a material debt owed to it;

(ix)         any loss of any customer of the Company which, either individually or in the aggregate, has had or may reasonably be expected to result in a Material Adverse Effect;

(x)          any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and that is not material to the business, properties or financial condition of the Company (as such business is presently conducted and as it is presently proposed to be conducted);

(xi)         any sale, lease, mortgage or other disposition of any patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights or processes necessary for the Company’s business as now conducted and as proposed to be conducted; or

(xii)       any material change to a material contract or arrangement by which the Company or any of its assets is bound or subject which, either individually or, in the aggregate, has had or may be reasonably expected to, result in a Material Adverse Effect.

(i)           Litigation. Except as disclosed in the SEC Reports, (a) there are no suits, actions, proceedings or investigations pending or, to the Company's knowledge, threatened, against the Company before any governmental authority that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect or prevent or materially delay the consummation of the transactions contemplated by this Agreement; and (b) the Company is

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not subject to any outstanding judgment, order, writ, injunction or decree that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or prevent or materially delay the consummation of the transactions contemplated by this Agreement.

(j)           Patents and Trademarks. The Company has sufficient title and ownership of all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted (collectively, the “Intellectual Property”). Except as set forth on Schedule 3(j), attached hereto and incorporated herein by this reference, the Company has no knowledge as of the date hereof of, any infringement of or conflict with asserted rights of others with respect to the Intellectual Property that has or reasonably may be expected to result in a Material Adverse Effect, and the Company is unaware of any facts or circumstances which might give rise to the foregoing.

(k)          Permits. The Company has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business the lack of which could, individually or in the aggregate, have, or may be reasonably expected to result in a Material Adverse Effect. The Company is not in default in any material respect under any of such franchises, permits, licenses, or other similar authority.

(l)           Governmental Regulation. The Company is not subject to regulation under the Investment Company Act of 1940, or to any United States of America, state or local statute or regulation limiting its ability to incur indebtedness.

(m)         Finders’ Fees. Except for XRoads Solutions Group LLC. there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Company who might be entitled to any fee or commission from the Investor upon consummation of the transactions contemplated by this Agreement.

4.            Representations and Warranties of the Purchasers. Each Purchaser hereby represents, warrants and covenants individually and not jointly to the Company that:

(a)          Authorization. Such Purchaser has full power and authority to enter into this Agreement and the Note. This Agreement, when executed and delivered by such Purchaser, will constitute valid and legally binding obligations of such Purchaser, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of a specific performance, injunctive relief, or other equitable remedies.

(b)          Purchase Entirely for Own Account. This Agreement is made with such Purchaser in reliance upon such Purchaser’s representation to the Company, which by such Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Securities to be acquired by such Purchaser will be acquired for investment for such Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Purchaser has no present intention of selling, granting any participation in, or

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otherwise distributing the same. By executing this Agreement, such Purchaser further represents that such Purchaser does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities. Such Purchaser has not been formed for the specific purpose of acquiring any of the Securities.

(c)          Knowledge. Such Purchaser is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities.

(d)          No Public Market. Such Purchaser understands that no public market now exists for any of the securities issued by the Company other than the Common Stock, that the Company has made no assurances that a public market will ever exist for the Securities, other than the Common Stock.

(e)          Legends. Such Purchaser understands that the Securities, and any securities issued in respect thereof or exchange therefor, may bear one or all of the following legends:

(i)           “THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS (THE “ACTS”). NO INTEREST MAY BE SOLD, ENCUMBERED OR OTHERWISE TRANSFERRED UNLESS (A) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACTS COVERING THE TRANSACTION, (B) THIS CORPORATION RECEIVES AN OPINION OF LEGAL COUNSEL SATISFACTORY TO THIS CORPORATION STATING THAT REGISTRATION IS NOT REQUIRED UNDER THE ACTS, OR (C) THIS CORPORATION OTHERWISE SATISFIES ITSELF THAT REGISTRATION IS NOT REQUIRED UNDER THE ACTS.”

(ii)          Any legend required by the Blue Sky laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

(f)           Accredited Investor. Such Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(g)          No Hedging Activity. Such Purchaser and its affiliates have not bought, sold, sold short or otherwise directly or indirectly traded in the Common Stock or in any puts, options or futures with respect to the Common Stock from April 20, 2007 through the date hereof, and will not sell short or trade in any puts, options or futures with respect to the Common Stock for a period of twenty (20) days from the date hereof.

5.	Additional Agreements

(a)          Shareholder Approval. The Company shall (i) promptly following the Initial Closing prepare a proxy statement (the “Proxy Statement”) to be mailed to the shareholders of the Company in connection with transactions contemplated hereby requiring

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shareholder approval under The Nasdaq Stock Market rules and regulations and other applicable law, which shall conform in all material respects to all applicable legal requirements; (ii) call a meeting of the shareholders of the Company to be held as soon as practicable for purposes of voting upon such transactions; and (iii) use its best efforts to solicit and obtain votes of the shareholders of Company in favor of such transactions. When the Proxy Statement is mailed to the shareholders of the Company, and at all times subsequent to such mailing, up to and including the date of the shareholder’s meeting, such Proxy Statement and all supplements thereto, with respect to all information set forth therein (x) will comply in all material respects with the provisions of the Exchange Act and any other applicable statutory or regulatory requirements, and (y) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading.

(b)	Notice of Developments.

(i)           The Company shall promptly notify each Purchaser in writing of all events, circumstances, facts and occurrences arising subsequent to the date of this Agreement which could reasonably be expected to result in any breach of a representation or warranty or covenant of the Company in this Agreement or which could reasonably be expected to have the effect of making any representation or warranty of the Company in this Agreement untrue or incorrect at any time from the date hereof through the Second Closing.

(ii)          Each Purchaser shall promptly notify the Company in writing of all events, circumstances, facts and occurrences arising subsequent to the date of this Agreement which could reasonably be expected to result in any breach of a representation or warranty or covenant of the Purchaser in this Agreement or which could reasonably be expected to have the effect of making any representation or warranty of the Purchaser in this Agreement untrue or incorrect at any time from the date hereof through the Second Closing.

(c)          Officer and Director Agreements. From the date hereof through the Second Closing, without the prior written consent of the Purchasers, the Company shall not enter into any new agreement or arrangement, or substantively modify or supplement any existing agreement or arrangement, with any officer or director of the Company, except as described on Schedule 3(h).

(d)          Further Action. Each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper or advisable under applicable law, and execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and consummate and make effective the transactions contemplated by this Agreement. Should Elchanan (Nani) Maoz remain on the Company’s Board of Directors following the Second Closing, the parties agree to cause Mr. Maoz to be designated a Series A director (for purposes of calculating the majority of directors that the Preferred Stock is entitled to designate as provided in the Articles of Incorporation).

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6.            Conditions of the Purchasers’ Obligations at Closing. The obligations of each Purchaser to the Company under this Agreement are subject to the fulfillment, on or before the Initial Closing, each Note Takedown Closing or the Second Closing, as expressly provided below, of each of the following conditions, unless otherwise waived:

(a)          Representations and Warranties. The representations and warranties of the Company contained in Section 3 shall be accurate on and as of the Initial Closing, and shall be accurate in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality or Material Adverse Effect, which representations and warranties as so qualified shall be true and correct in all respects) as of each Note Takedown Closing or the Second Closing (except for representations and warranties which address matters only as to a specified date, which representations and warranties shall be accurate with respect to such specified date). The Company shall have performed or fulfilled in all material respects all agreements, obligations, and conditions contained herein required to be performed or fulfilled by the Company before the Initial Closing, each Note Takedown Closing or the Second Closing, as applicable.

(b)          Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be obtained and effective as of the Initial Closing, each Note Takedown Closing or the Second Closing, as applicable.

(c)          Compliance Certificate. At the Initial Closing, the Company shall have delivered to the Purchasers a certificate dated as of the Initial Closing signed by the Company’s Chief Executive Officer, certifying that the conditions set forth in Section 6(a) have been satisfied. At each Note Takedown Closing and the Second Closing, the Company shall have delivered to the Purchasers a certificate in the applicable form attached hereto as Exhibit D.

(d)          Good Standing Certificate. At the Initial Closing, the Company shall have delivered to the Purchasers a certificate evidencing the valid existence of the Company in Oregon issued by the Secretary of State, as of a date within five days of the Initial Closing.

(e)          Security Agreement. The Company and the Purchasers shall have executed the Security Agreement in substantially the form attached hereto as Exhibit E on the Initial Closing.

(f)           Registration Rights Agreement. The Company and each Purchaser shall have executed and delivered the Registration Rights Agreement in substantially the form attached as Exhibit F on the Initial Closing.

(g)          Intercreditor Agreement. Each Purchaser shall have executed the Intercreditor Agreement in substantially the form attached as Exhibit G on the Initial Closing.

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(h)          Amended Articles. The Company shall have filed the Articles of Amendment in the form attached hereto as Exhibit H with the Secretary of State of Oregon on or prior to the Initial Closing.

(i)           Company’s Board of Directors. As of the Initial Closing, Murray Swanson shall have resigned and William Rutherford shall have retired from the Company’s Board of Directors and Kenneth Peterson and Jonathon Ater shall have been appointed as Class III and Class II directors, respectively.

(j)           Waivers. The Company shall have delivered to the Purchasers, at or prior to the Initial Closing evidence reasonably satisfactory to the Purchasers of (A) Credit Suisse Securities (USA) LLC waiver of any fee it may be entitled to collect from the Company with respect to the transactions contemplated by this Agreement and (B) XRoads Solutions Group LLC acknowledgement that its total fees (excluding recurring monthly fees and expenses) shall not exceed $250,000 in connection with the transactions contemplated by this Agreement.

7.            Conditions of the Company’s Obligations at Closing. The obligations of the Company to each Purchaser under this Agreement are subject to the fulfillment, on or before the Initial Closing, each Note Takedown Closing and the Second Closing, as expressly provided below, of each of the following conditions, unless otherwise waived:

(a)          Representations and Warranties. The representations and warranties of the Purchasers contained in Section 4 shall be true and correct on and as of the Initial Closing, and shall be true and correct in all material respects as of Note Takedown Closing(s) or Second Closing (except for representations and warranties which address matters only as to a specified date, which representations and warranties shall be true and correct with respect to such specified date). The Purchasers shall have performed or fulfilled in all material respects all agreements, obligations, and conditions contained herein required to be performed or fulfilled by the Purchasers before the Initial Closing, each Note Takedown Closing or the Second Closing, as applicable.

(b)          Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state, that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be obtained and effective as of the Initial Closing, each Note Takedown Closing and Second Closing, as applicable.

(c)          Delivery of Form W-8 BEN or Form W-9. Each Purchaser shall have completed and delivered to the Company a validly executed IRS Form W-8 BEN or IRS Form W-9, as applicable, establishing such Purchaser’s exemption from withholding tax.

8.            Indemnification. To the extent permitted by law, the Company shall indemnify and hold each Purchaser harmless from and pay any and all losses, expenses, costs and damages, reasonable attorneys’ fees, attributable to any third party claim, suit or proceeding against any Purchaser arising from or alleging any breach or inaccuracy of any representation or warranty or any breach of any covenant, agreement, or undertaking made by the Company in this Agreement;

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provided, however, that the indemnity contained in this Section 8 shall not apply to any amounts paid in settlement or compromise of any such loss, damage, claim, suit, or proceeding if such settlement is effected without the consent of the Company (which will not be unreasonably withheld).

9.	Termination.

(a)          This Agreement may be terminated at any time prior to the Second Closing:

(i)           Upon the mutual written consent of the Company and the Purchasers;

(ii)          By the Company if any of the conditions set forth in Section 7 shall have become incapable of fulfillment, and shall not have been waived by the Company;

(iii)        By the Purchasers if any of the conditions set forth in Section 6 shall have become incapable of fulfillment, and shall not have been waived by the Purchasers;

(iv)         By either the Company or the Purchasers if the Second Closing has not occurred on or prior to October 5, 2007, unless the failure of the Second Closing to have occurred on or prior to such date is the result of any action or inaction under this Agreement by the party seeking to terminate the Agreement pursuant to the terms of this Section 9(a)(iv).

(b)          In the event of termination of this Agreement and abandonment of the transactions contemplated by this Agreement pursuant to and in accordance with Section 9(a), this Agreement shall forthwith become void and of no further force or effect whatsoever and there shall be no liability on the part of any party to this Agreement; provided, however, that notwithstanding the foregoing, nothing contained in this Agreement shall relieve any party to this Agreement from any liability resulting from or arising out of any intentional, material breach of any agreement or covenant hereunder; and provided further, that notwithstanding the foregoing, the terms of this Section 9(b) and Section 10 shall survive any termination of this Agreement, whether in accordance with Section 9(a) or otherwise.

10.	Miscellaneous.

(a)          Successor and Assigns. Subject to compliance with applicable federal and state securities laws, the Purchasers (or subsequent holder of any Preferred Stock) may assign and transfer its rights and obligations under this Agreement at such times and upon such conditions as each Purchaser shall determine in its sole discretion subject to the obligations imposed on such Purchaser by this Agreement; provided, however, that (i) each such transferee shall be of sufficiently sound financial condition to satisfy the obligations being transferred and only if such transfer or assignment and delivery will not adversely affect the Company’s ability to independently enforce its rights against any such transferee and (ii) each such permitted transferee or assignee shall be bound by the terms and conditions of this Agreement and the other applicable Transaction Documents pursuant to a written instrument signed by such permitted

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transferee reasonably satisfactory to the Company. Subject to the foregoing, this Agreement will bind and inure to the parties and their respective successors and permitted assigns.

(b)          Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Oregon, without giving effect to principles of conflicts of law.

(c)          Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(d)          Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(e)          Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or 48 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party’s address or facsimile number as set forth below or as subsequently modified by written notice.

(f)           Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of the Company and the Purchaser against whom enforcement is sought. Any amendment or waiver effected in accordance with this Section 8(f) shall be binding upon each Purchaser and each transferee of the Securities, each future holder of all such Securities, and the Company.

(g)          Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(h)          Finders’ Fees. Each of the Company and each Purchasers will indemnify the other against all liabilities incurred by the indemnifying party with respect to claims related to investment banking or finders’ fees in connection with the transactions contemplated by this Agreement, arising out of arrangements between the party asserting such claims and the indemnifying party, and all costs and expenses (including reasonable fees of counsel) of investigating and defending such claims.

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(i)           Expenses. The Company shall be responsible for and shall bear all expenses directly and necessarily incurred in connection with this Agreement and the transactions contemplated by this Agreement, including, but not limited to (in an amount not to exceed $100,000), all legal fees and out-of-pocket expenses of counsel to the Purchasers and the out-of-pocket expenses of the Purchasers or any of their affiliates. The fees and expenses of counsel to the Purchasers and the Purchaser’s out-of-pocket expenses shall be payable by the Company at the Initial Closing upon delivery of invoices reflecting such expenses by the Purchasers.

(j)           Entire Agreement. This Agreement and the other Transaction Documents (and the Exhibits hereto and thereto) constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto are expressly canceled.

(k)          Exculpation Among Purchasers. Each Purchaser acknowledges that it is not relying upon any person, firm or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Each Purchaser agrees that neither Purchaser nor the respective controlling persons, officers, directors, partners, agents, or employees of any Purchaser shall be liable for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the Securities.

(l)           Shareholders, Officers and Directors Not Liable. In no event shall any shareholder, officer or director of the Company be liable for any amounts due or payable pursuant to the Note.

(m)         Loss of Note. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of the Note or any Note exchanged for it, and indemnity satisfactory to the Company (in case of loss, theft or destruction) or surrender and cancellation of such Note (in case of mutilation), the Company will make and deliver to Purchaser in lieu of such Note a new Note of like tenor.

[Signature Pages Follow]

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The parties have executed this Securities Purchase Agreement as of the date first written above.

COMPANY:

METRO ONE TELECOMMUNICATIONS, INC.

By:	/s/ Gary E. Henry
Name:	Gary E. Henry
Title:	Secretary

Address:	11200 Murray Scholls Place
Beaverton, Oregon 97007

Fax:	(503) 521-8443

[SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

Purchaser:

COLUMBIA VENTURES CORPORATION

By:       /s/ Kenneth D. Peterson, Jr.

Name: Kenneth D. Peterson, Jr.

Title:   Chief Executive Officer

Address:  203 S.E. Park Plaza Drive

Suite 270

Vancouver, Washington 98684

Fax:           (360) 816-1841

[SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

Purchaser:

EVEREST SPECIAL SITUATIONS FUND L.P.

By:       Maoz Everest Fund Management Ltd., its                General Partner

By:       /s/ Elchanan Maoz

            Name: Elchanan Maoz

            Title:   Chairman and Chief

                        Executive Officer

Address:           Platinum House
                           21 Ha’arbaa Street

                           Tel Aviv 64739, Israel

Fax:                     011-972-3-685-8557

[SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

Schedule 3(h)	Certain Exceptions

Schedule 3(j)	Patents and Trademarks Conflicts

Exhibit A -	Schedule of Purchasers

Exhibit B -	Form of Warrant

Exhibit C -	Form of Note

Exhibit D -	Officer Certificate for Note Takedown Closings

Exhibit E -	Form of Security Agreement

Exhibit F -	Form of Registration Rights Agreement

Exhibit G -	Form of Intercreditor Agreement

Exhibit H -	Form of Articles of Amendment

EXHIBIT A

SCHEDULE OF PURCHASERS

Preferred Shareholder	Total Commitment Amount	Pro Rata Percentage	Initial Closing Investment Amount	Initial Closing Preferred Stock	Initial Warrant Amount	Note Principal Amount	Second Closing Preferred Stock*	Note Conversion Warrants*
Columbia Ventures Corporation	$8,000,000	80%	$1,760,000	176	61.6	$6,240,000	624	218.4
Everest Special Situations Fund L.P.	$2,000,000	20%	$440,000	44	15.4	$1,560,000	156	54.6

Totals	$10,000,000	100%	$2,200,000	220	77.0	$7,800,000	780	273